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                                                                    EXHIBIT 15.1

         LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



The Board of Directors
SPSS Inc.:

With respect to the subject registration statement on Form S-4, we acknowledge our awareness of the use therein of our reports dated May 10, 1996 and August 2, 1996 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                        KPMG PEAT MARWICK LLP





Chicago, Illinois
October 31, 1996